                                  Exhibit 10.2

                 AMENDMENT NO. 1 TO, AND WAIVER WITH RESPECT TO,
              AMENDED AND RESTATED WAREHOUSE AND SECURITY AGREEMENT

     This A AMENDMENT NO. 1 TO, AND WAIVER WITH RESPECT TO, AMENDED AND RESTATED WAREHOUSE AND SECURITY AGREEMENT (this "Amendment and Waiver")is made as of July 22, 2002, to that certain Amended and Restated Warehouse and Security Agreement, dated as of March 15, 2002, among TFC Warehouse Corporation I (the "Borrower"), a Delaware corporation, The Finance Company (in its capacity as initial purchaser of Contracts from Approved Dealers, "TFC" and, in its capacity as servicer of the Contracts, the "Servicer"), a Virginia corporation, Wells Fargo Bank Minnesota, National Association (the "Collateral Agent"), a national banking association, and Westside Funding Corporation (the "Lender"), a Delaware corporation, as modified pursuant to the waiver letter agreement dated March 15, 2002 by and among the Borrower, TFC, the Collateral Agent and the Lender, and consented to by Royal Indemnity Company (the "Insurer"), as insurer (the "Loan Agreement").

                              W I T N E S S E T H:

     WHEREAS, the Borrower, TFC, the Collateral Agent and the Lender have entered into the Loan Agreement; and

     WHEREAS, the Borrower, TFC, the Collateral Agent and the Lender wish to amend the Loan Agreement as provided herein; and

     WHEREAS, the Borrower, TFC, the Collateral Agent and the Lender wish to waive a certain Event of Default and corresponding Funding Termination Event under the Loan Agreement, as provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.01. Defined Terms. For purposes of this Amendment and Waiver, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

     Section 1.02. The Amendments.

          (a)  $6,000,000 Monthly Limit on Advances.

               (i) Section 2.01(a) of the Loan Agreement is hereby amended, effective the date hereof, by adding the following sentence to the end of such
Section:

     Notwithstanding anything to the contrary contained herein, the aggregate amount of Advances made during any calendar month shall not exceed $6,000,000.

               (ii) Section 2.03(a) of the Loan Agreement is hereby amended, effective the date hereof, by adding the following sentence to the end of such
Section:

     Notwithstanding anything to the contrary contained herein, the Borrower shall not request an aggregate amount of Advances in excess of $6,000,000 during any calendar month.

          (b) Deletion of Provision Concerning Extension of Expected Facility Termination Date. Section 2.11 of the Loan Agreement is hereby amended, effective the date hereof, by replacing such Section with the following:

     Section 2.11 [Deleted].

In addition, all other references in the Loan Agreement to any extension of the Expected Facility Termination Date are hereby deleted. Without limitation of the foregoing, the listing in the Table of Contents to the Loan Agreement of the subheading for Section 2.11 as "Extension of Expected Facility Termination Date" shall be replaced with a listing therein of the subheading for such Section as "[Deleted]".

          (c)  Covenant of TFC with Respect to Additional Warehouse Financing.
Section 7.02(d) of the Loan Agreement is hereby amended, effective the date hereof, by replacing clauses (C)and (D) of such Section with the following:

     (C)the aggregate amount of commitments from such Warehouse Lenders is not less than $40,000,000 and (D) no event or circumstance has occurred and is continuing which would prevent TFC from obtaining funding under such warehouse lines of credit in an amount of up to $40,000,000.

          (d) Event of Default with Respect to Failure to Maintain Credit Lines. Section 8.01(k) of the Loan Agreement is hereby amended, effective the date hereof, by replacing clauses (C) and (D) of such Section with the following:

     (C)the aggregate amount of commitments from such Warehouse Lenders is not less than $40,000,000 and (D) no event or circumstance has occurred and is continuing which would prevent TFC from obtaining funding under such warehouse lines of credit in an amount of up to $40,000,000.

          (e) Event of Default with Respect to $6,000,000 Monthly Advance Limit. The Loan Agreement is hereby amended, effective as of the date hereof, by adding the following Section 8.01(cc):

     Section 8.01(cc). Exceeding Monthly Limit on Advances. The Borrower shall have requested and received Advances in an aggregate amount in excess of $6,000,000 during any calendar month.

          (f) Definition of "Expected Facility Termination Date". Appendix A to the Loan Agreement is hereby amended, effective the date hereof, by replacing the definition of the term "Expected Facility Termination Date" with the following definition:

     "Expected Facility Termination Date" means July 1, 2003.

          (g) Definition of "Maximum Facility Amount". Appendix A to the Loan Agreement is hereby amended, effective the date hereof, by replacing the definition of the term "Maximum Facility Amount" with the following definition:

     "Maximum Facility Amount" means $40,000,000.

          (h) Advance Rate Matrix. Exhibit A to the Loan Agreement is hereby amended, effective the date hereof, by replacing the Advance Rate Matrix set forth therein with the following Advance Rate Matrix:

                               ADVANCE RATE MATRIX

--------------------------------------------------------------------------------------
   Weighted Average       Weighted Average Portfolio Remaining Term (in Months)
   Portfolio Spread            34 to 39            40 to 45          46 or more
--------------------------------------------------------------------------------------
      1.9% to 2.8%             64.65%              64.35%              64.05%
      2.9% to 3.8%             65.65%              65.45%              65.25%
      3.9% to 4.8%             66.65%              66.55%              66.45%
      4.9% to 5.8%             67.65%              67.65%              67.75%
      5.9% to 6.8%             68.65%              68.85%              68.95%
      6.9% to 7.8%             69.65%              69.95%              70.25%
      7.9% to 8.8%             70.65%              71.15%              71.55%
      8.9% to 9.8%             71.75%              72.25%              72.75%
      9.9% to 10.8%            72.75%              73.00%              73.00%
     10.9% or higher           73.00%              73.00%              73.00%
--------------------------------------------------------------------------------------

     Section 1.03. Waiver of Events of Default and Funding Termination Events.

          (a) Subject to the conditions set forth in Section 1.04 of this Amendment and Waiver, the excess of (x) the Net Realized Loss Rate with respect to any Monthly Static Pool, as of any Determination Date occurring prior to the date of this Amendment and Waiver over (y) the Net Loss Trigger Percentage with respect to such Monthly Static Pool for such Determination Date shall not constitute the occurrence or continuation of a Trigger Event and shall not result in any increase of the Required Reserve Account Percentage from 2.0% to 5.0%, notwithstanding the definitions of "Required Reserve Account Percentage and "Trigger Event" in Appendix A to the Loan Agreement.

          (b) Subject to the conditions set forth in Section 1.04 of this Amendment and Waiver, notwithstanding Exhibit P to the Loan Agreement, the following matrix shall be the Net Realized Loss Matrix during the 30-day period commencing on the date of this Amendment and Waiver:

--------------------------------------------------------------------------------------
                            Net Realized Loss Matrix

      Monthly                        Trigger                       Event of
       Period                         Event                        Default
       ------                         -----                        -------
        1-3                            0.10                          0.15
        4-6                            1.25                          1.35
        7-9                            4.15                          4.45
       10-12                           9.35                         10.01
       13-15                          13.77                         14.87
       16-18                          17.83                         19.26
       19-21                          21.37                         23.08
       22-24                          23.06                         24.91
       25-27                          24.75                         26.75
       28-30                          26.00                         28.10
       31-33                          26.40                         28.50
       34-36                          26.95                         29.10
--------------------------------------------------------------------------------------

              (c) Subject to the conditions set forth in Section 1.04 of this Amendment and Waiver, neither (i)the failure of TFC at any time prior to the date of this Amendment and Waiver to maintain warehouse lines of credit with respect to which the aggregate amount of commitments from the related Warehouse Lenders is not less than $50,000,000 nor (ii) the occurrence and continuation, at any time prior to the date of this Amendment and Waiver, of any event or circumstance that would prevent TFC from obtaining funding under such warehouse lines of credit in an amount of up to $50,000,000 shall constitute, or shall have constituted at any time prior to the date of this Amendment and Waiver, an Event of Default or a Funding Termination Event, notwithstanding Section 8.01(k) of the Loan Agreement; provided, however, that nothing contained in this Section 1.03(c)shall constitute a waiver of any Event of Default under any provision of the Loan Agreement other than Section 8.01(k) thereof.

              (d) Subject to the conditions set forth in Section 1.04 of this Amendment and Waiver, the excess of (x) the Net Realized Loss Rate with respect to any Monthly Static Pool, as of any date of determination prior to the date of this Amendment and Waiver, over (y) the Net Loss Default Percentage with respect to such Monthly Static Pool for such date of determination shall not constitute, and shall not have constituted at any time prior to the date of this Amendment and Waiver, an Event of Default or a Funding Termination Event, notwithstanding
Section 8.01(m)of the Loan Agreement; provided, however, that the waiver set forth in this Section 1.03(d) shall be effective only during the 30-day period commencing on the date of this Amendment and Waiver.

       Section 1.04. Conditions Precedent to Waivers. The Insurer's consent to the waivers set forth in Section 1.03 of this Amendment and Waiver is subject to the satisfaction of each of the following conditions precedent: (i) no breach of any representation and warranty set forth in Article VI of the Loan Agreement shall have occurred and be continuing; (ii) no representation set forth in
Article VI of the Loan Agreement shall contain any statement that is false or, in the context in which such statement is made, misleading; (iii) all information provided to Insurer and Lender in connection with the negotiation and execution of this Amendment and Waiver shall have been, at the time such information was so provided, and shall be, as of the date of this Amendment and Waiver, accurate in all material respects; and (iv) Borrower and TFC have disclosed to Lender and Insurer all facts, events and occurrences prior to the date of this Amendment and Waiver that constituted an Event of Default or a Funding Termination Event.

       Section 1.05. Acknowledgement of Agreement to Negotiate Amendments to Definition. By its consent to this Amendment and Waiver, the Insurer acknowledges that it has agreed under certain circumstances to consider, during the 30-day period commencing on the date of this Amendment and Waiver, certain potential amendments to the definition of "Trigger Event" in Appendix A to the Loan Agreement that may be proposed by Borrower and amendments during such 30-day period if (i) the results of a certain audit of TFC currently being conducted by the Insurer are satisfactory to the Insurer in its sole discretion and (ii) there are no developments during such 30-day period, including with respect to the performances of the Contracts or the financial condition of TFC or the Borrower, that the Insurer reasonably determines in its sole discretion to be adverse to the interests of the Insurer. Notwithstanding the Insurer's agreement to consider such potential amendments during such period under such circumstances, the Insurer has not made any representation, express or implied, that it will consent to any potential amendment to the definition of "Trigger Event" in Appendix A to the Loan Agreement.

       Section 1.06. Effect of Amendment and Waiver. Upon effectiveness of this Amendment and Waiver, the Loan Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Borrower, TFC, the Lender, the Collateral Agent and each third party beneficiary hereof shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment and Waiver shall be and be deemed to be part of the terms and conditions of the Loan Agreement for any and all purposes. All other terms and conditions of the Loan Agreement shall not be modified or amended and shall remain in full force and effect.

       Section 1.07. Construction of Amendment and Waiver in Relation to Original Agreement. In case of any inconsistency between any provisions of this Amendment and Waiver and any provisions of the Loan Agreement prior to this Amendment and Waiver, the provisions of this Amendment and Waiver shall control.

       Section 1.08. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.


       Section 1.09. Severability of Provisions. If one or more of the provisions of this Amendment and Waiver shall be for any reason whatever held invalid or unenforceable, such provision(s) shall be deemed severable from the remaining covenants, agreements and provisions of this Amendment and Waiver and shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto or third party beneficiaries hereof.

       Section 1.10. Binding Effect. The provisions of this Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and third party beneficiaries hereof and their respective successors and permitted assigns.

       Section 1.11. Counterparts. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same instrument.

         [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective officers thereunto duly authorized, as of the day first above written.

                                     WESTSIDE FUNDING CORPORATION

                                     By: Westdeutsche Landesbank Girozentrale,
                                         New York Branch, as Administrator

                                     By: /s/ Jeffrey W. Kramer
                                         -------------------------------
                                         Name:  Jeffrey W. Kramer
                                         Title: Executive Director
                                                Asset Securitization
                                                and Structured Capital

                                     By: /s/ Brian Statfeld
                                         -------------------------------
                                         Name:  Brian Statfeld
                                         Title: Executive Director
                                                Asset Securitization
                                                and Structured Capital

                                     TFC WAREHOUSE CORPORATION I

                                     By: /s/ Ronald G. Tray
                                         -------------------------------
                                         Name:  Ronald G. Tray
                                         Title: President

                                     THE FINANCE COMPANY

                                     By: /s/ Ronald G. Tray
                                         -------------------------------
                                         Name:  Ronald G. Tray
                                         Title: President

                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION

                                     By: /s/ Eileen R. O'Connor
                                         -------------------------------
                                         Name:  Eileen R. O'Connor
                                         Title: Assistant Vice President

Consented to as of the date first above:

ROYAL INDEMNITY COMPANY

By: /s/ William J. Hibberd
    ------------------------------------
    Name:  William J. Hibberd
    Title: Authorized Representative